Exhibit 3.1

REGISTRATION NO. 201334164H

THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

SUNEDISION SEMICONDUCTOR LIMITED

INCORPORATED ON THE 20TH DAY OF DECEMBER 2013

THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

SUNEDISION SEMICONDUCTOR LIMITED

1.	The name of the Company is SUNEDISION SEMICONDUCTOR LIMITED.

2.	The Registered Office of the Company will be situated in the Republic of Singapore.

3.	The liability of the members is limited.

4.	Subject to the provisions of the Companies Act, Chapter 50 of Singapore, and any other written law and the Memorandum and Articles of Association of the Company, the Company has:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a) above, full rights, powers and privileges.

5. The Company shall have power to consolidate or subdivide the shares and to issue any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions, or designations in accordance with the regulations for the time being of the Company.

2

THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

SUNEDISION SEMICONDUCTOR LIMITED

PRELIMINARY

1. The regulations contained in Table “A” in the Fourth Schedule to the Companies Act, Cap. 50 shall not apply to the Company, but the following shall subject to repeal, addition and alteration as provided by the Act or these Articles be the regulations of the Company.

Table “A” not to apply.

2. In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:-

Interpretation.
WORDS		MEANINGS

“The Act”	..	The Companies Act, Cap. 50 or any statutory modification, amendment or re-enactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.

“These Articles”	..	These Articles of Association or other regulations of the Company for the time being in force.

“Auditors”	..	The auditors for the time being of the Company

“The Company”	..	The abovenamed Company by whatever name from time to time called.

“Designated Stock Exchange”	..	NASDAQ or at any time, in the case of the Shares, if they are not at that time listed and traded on NASDAQ, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Directors”	..	The Director(s) for the time being of the Company or such number of them as have authority to act for the Company.

“Director”	..	Includes any person acting as a Director of the Company and includes any person duly appointed and acting for the time being as an Alternate Director.

“electronic communication”	..

Communication transmitted (whether from one person to another, from one device to another, from a person to a device or from a device to a person):-

(a) by means of a telecommunication system; or

(b) by other means but while in an electronic form,

such that it can (where particular conditions are met) be received in legible form or be made legible following receipt in non-legible form.

“Member”	..	A Member of the Company (which shall, where the Act requires, and in the case of treasury shares, exclude the Company).

“Month”	..	Calendar month.

“NASDAQ”		The National Association of Securities Dealers Automated Quotation System

“Office”	..	The registered office of the Company for the time being, and shall include any registered office at which a branch register is being maintained outside of Singapore in accordance with Section 190 of the Act with respect to any class of share capital.

“Ordinary Resolution”	..	A resolution not being a Special Resolution which is, or which is to be, passed by a majority of Members as, being entitled to do so, vote in person or by proxy at a General Meeting.

“Register”	..	The Register of Members and any branch register thereof to be established and maintained outside of Singapore in accordance with applicable provisions of the Act.

“Seal”	..	The Common Seal of the Company or, in appropriate cases, the Official Seal or duplicate Common Seal.

“Secretary”	..	The Secretary or Secretaries appointed under these Articles and shall include any person entitled to perform the duties of Secretary temporarily.

“Singapore”	..	The Republic of Singapore.

“Special Resolution”	..	Has the meaning given in Section 184 of the Act.

“telecommunication system”	..	Has the meaning as in the Telecommunications Act (Chapter 323) or any statutory modification, amendment or re-enactment thereof for the time being in force.

“Writing” and “Written”	..	Includes printing, lithography, typewriting and any other mode of representing or reproducing words in a visible form.

“Year”	..	Calendar Year.

Words denoting the singular number only shall include the plural and vice versa.

Words denoting the masculine gender only shall include the feminine gender.

Words denoting persons shall include corporations.

Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of these Articles.

BUSINESS

3. Subject to the provisions of the Act, the memorandum of association of the Company or these Articles, any branch or kind of business may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

Any branch or kind of business may be undertaken by Directors.

PUBLIC COMPANY

4. The Company is a public company.	Public Company.

SHARES

5. Except as expressly permitted by the Act, the Company shall not give, whether directly or indirectly and whether by means of the making of a loan, the giving of a guarantee, the provision of security, the release of an obligation or the release of a debt or otherwise, any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company.

Prohibition against financial assistance.

6. The Company may, subject to and in accordance with the Act, purchase or otherwise acquire ordinary shares in the issued share capital of the Company on such terms and in such manner as the Company may from time to time think fit. The Company may deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act (including without limitation, to hold such shares as treasury shares).

Company may acquire its own issued ordinary shares.

7. Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of these Articles, the Directors may allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions and at such time as the Company in General Meeting may approve.

8. Neither the Company nor the Directors shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or disposal of shares to Members or others with registered addresses in any particular territory or territories where such allotment, offer, option or disposal is potentially likely in the opinion of the Directors to be in violation of applicable laws, or where compliance with such applicable laws would be impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.

Issue of Shares.

9. (a) The rights attached to shares issued upon special conditions shall be clearly defined in the Memorandum of Association or these Articles. Shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors determine.

(b) Notwithstanding anything in these Articles, a treasury share shall be subject to such rights and restrictions as may be prescribed in the Act and shall only be dealt with by the Company in such manner as may be permitted by, and in accordance with, the Act. For the avoidance of doubt, save as expressly permitted by the Act, the Company shall not be entitled to any rights of a Member under these Articles.

Special Rights. Treasury Shares.

10. If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated by way of a Special Resolution passed at a separate General Meeting of the holders of shares of the class, subject in all cases to the provisions of the Act, provided further that to every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To each such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply such that the necessary quorum shall be two person(s) (unless all the shares of the class are held by one person whereupon no quorum is applicable) at least holding or representing by proxy or by attorney one-third of the issued shares of the class, and at such General Meeting any holder of shares of the class present in person or by proxy or by attorney may demand a poll. Where the necessary majority for such a Special Resolution is not obtained at such Meeting, consent in writing obtained from the holders of three-fourths of the issued shares of the relevant class within two months of the Meeting shall be as valid and effectual as a Special Resolution carried at the Meeting.

Variation of rights.

11. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by these Articles as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

Creation or issue of further shares with special rights.

12. The Company may exercise the powers of paying commission conferred by the Act, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

Power to pay commission and brokerage.

13. If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act pay interest on so much of the share capital as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.

Power to charge interest on capital.

14. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Exclusion of equities.

15. If two or more persons are registered as joint holders of any share any one of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one Member and the delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

Joint holders.

16. No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share.	Fractional part of a share.

17. If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.

Payment of instalments.

18. Certificates of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or a second Director or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and the amount paid on the shares, the amount (if any) unpaid on the shares and the extent to which the shares are paid up. The facsimile signatures may be reproduced by mechanical or other means provided the method or system of reproducing signatures has first been approved by the Auditors of the Company.

Share Certificates.

19. Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgment of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers only part of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding $2/- for each such new certificate as the Directors may determine.

Entitlement to certificates.

20. If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company the amount of the proper duty, if any, with which such certificate is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $2/- as the Directors may determine. Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of the amount of the proper duty with which such certificate or document is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.

New certificates may be issued.

RESTRICTION ON TRANSFER OF SHARES

21. (a) Subject to the restrictions of these Articles and the applicable laws and the rules and regulations of the Designated Stock Exchange, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors and the Designated Stock Exchange may approve. The instrument of transfer of a share shall be signed both by the transferor and by the transferee, and by the witness or witnesses thereto and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

(b) The Directors in so far as permitted by any applicable law may, in their absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register of any share on any branch register to the Register or any other branch register. In the event of such transfer, the Member requesting such transfer shall bear the cost of effecting the transfer unless the Directors otherwise determine.

Form of Transfer.

22. All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

Retention of Transfers.

23. No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.	Infant, bankrupt or unsound mind.

24. (a) The Directors may, in their absolute discretion, decline to register any transfer of shares on which the Company has a lien or to a person of whom they do not approve but shall in such event, within one month after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal. If the Directors refuse to register a transfer they shall within one month of the date of application for the transfer by notice in writing to the applicant state the facts which are considered to justify the refusal to register the transfer.

(b) Unless the Directors otherwise agree (which agreement may be on such terms and subject to such conditions as the Directors in their absolute discretion may from time to time determine, and which agreement the Directors shall, without giving any reason therefor, be entitled in their absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any

Directors’ power to decline to register.

branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place in Singapore at which the Register is kept in accordance with the Act.

(c) The registration of transfer of shares or of any class of shares may, after notice has been given by advertisement in an appointed newspaper and in accordance with the requirements of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in whole thirty days in any year) as the Directors may determine.

25. The Directors may decline to register any instrument of transfer unless:

(a)    such fee not exceeding $2/- or such other sum as the Directors may from time to time require under the provisions of these Articles, is paid to the Company in respect thereof;

(b)    the amount of proper duty (if any) with which each instrument of transfer of shares is chargeable under any law for the time being in force relating to stamps is paid; and

(c)    the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by a certificate of stamp duty (if any), the certificates of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do.

Instrument of transfer

26. The Company shall provide a book to be called “Register of Transfers” which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.

Register of Transfers.

27. (a) The Company shall keep in one or more books a Register and shall enter therein particulars required by the Act.

(b) Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Directors may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

(c) The Register, including any overseas or local or other branch register of Members may, after notice has been given by advertisement in an appointed newspaper and in accordance with the requirements of the Designated Stock Exchange or by any electronic means as may be accepted by the Designated Stock Exchange, be closed at such times and for such periods as the Directors may from time to time determine not exceeding in the whole thirty days in any year.

Register of Members.

TRANSMISSION OF SHARES

28. In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.

Transmission on death.

29. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

Persons becoming entitled on death or bankruptcy of Member may be registered.

30. Save as otherwise provided by or in accordance with these Articles a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.

Rights of unregistered executors and trustees.

31. There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding $2/- as the Directors may from time to time require or prescribe.

Fee for registration of probate etc.

CALL ON SHARES

32. The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

Call on shares.

33. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.	Time when made.

34. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Interest on calls.

35. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Sum due on allotment.

36. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate.

37. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding ten per cent per annum as the Member paying such sum and the Directors agree upon.

Payment in advance of calls.

FORFEITURE AND LIEN

38. If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued.

On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

Notice requiring payment of calls.

39. The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

Notice to state time and place.

40. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Forfeiture on non-compliance with notice.

41. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.

Sale of shares forfeited

42. A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at ten per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such money in respect of the shares and the Directors may waive payment of such interest either wholly or in part.

Rights and liabilities of Members whose shares have been forfeited or surrendered.

43. The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and on all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article.

Company’s lien

44. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.

Sale of shares subject to lien.

45. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Application of proceeds of such sales.

46. A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share under Seal delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Title to shares forfeited or surrendered or sold to satisfy a lien.

ALTERATION OF CAPITAL

47. Subject to the provisions of the Act, the Company in General Meeting may from time to time by Ordinary Resolution, whether all the shares for the time being authorised shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its capital by the creation of new shares of such amount as may be deemed expedient.

Power to increase capital

48. Subject to any special rights for the time being attached to any existing class of shares, any new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of these Articles and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.

Rights and privileges of new shares

49. Subject to the provisions of these Articles and of the Act and of any resolution of the Company in a General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

Issue of new shares

50. Except so far as otherwise provided by the conditions of issue or by these Articles all new shares shall be subject to the provisions of these Articles with reference to allotments, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

New shares otherwise subject to provisions of Articles.

51. The Company may by Ordinary Resolution:-

(a)    consolidate and divide all or any of its share capital ;

(b)    cancel any shares which, at the date of the passing of the Resolution, have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled;

(c)    subdivide its shares or any of them (subject nevertheless to the provisions of the Act) provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(d)    change the currency denomination of its share capital; and

(e)    subject to the provisions of these Articles and the Act, convert any class of shares into any other class of shares.

Power to consolidate, cancel and subdivide shares.

52. The Company may reduce its share capital, in accordance with the provisions of the Act and any other applicable law.	Power to reduce capital.

STOCK

53. The Company may by Ordinary Resolution convert any paid up shares into stock and may from time to time by like resolution reconvert any stock into paid up shares of any denomination.	Power to convert into stock.

54. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but no stock shall be transferable except in such units as the Directors may from time to time determine.

Transfer of stock.

55. The holders of stock shall, according to the number of stock units held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred which would not if existing in shares have conferred that privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

Rights of stockholders.

56. All such of the provisions of these Articles as are applicable to paid up shares shall apply to stock and the words “share” and “shareholder” or similar expressions herein shall include “stock” or “stockholder”.

Interpretation.

GENERAL MEETINGS

57. (a) All general meetings may be held in Singapore or such other jurisdictions as the Directors may deem fit.

(b) Subject to and unless as otherwise may be permitted under the provisions of the Act, the Company shall in each year hold a general meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next, Provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year. In addition, for so long as the shares of the Company are listed on the Designated Stock Exchange, the interval between the close of the Company’s financial year and the date of the Company’s annual general meeting shall not exceed such period as may be prescribed or permitted by the Designated Stock Exchange.

Annual General Meeting.

58. (a) All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.	Extraordinary General Meetings.

(b) The time and place of any General Meeting shall be determined by the Directors.	Time and place.

59. The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

Calling Extraordinary General Meetings.

NOTICE OF GENERAL MEETINGS

60. Subject to the provisions of the Act specifying special notice requirements, at least fourteen days’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained entitled to receive notice from the Company, Provided that notwithstanding that a General Meeting has been called by a shorter notice than that specified above, such General Meeting shall be deemed to have been duly called if it is so agreed:-

(a)    in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and

(b)    in the case of an Extraordinary General Meeting by that number or majority in number of the Members having a right to attend and vote thereat as is required by the Act, being a majority together holding not less than 95 per cent of the total voting rights of all the Members having a right to vote at that meeting.

Notice of Meetings.

Provided also that the accidental omission to give notice to, or the non-receipt by, any person entitled thereto shall not invalidate the proceedings at any General Meeting.

61. (a) Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member of the Company.

Contents of notice.

(b) In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

(c) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

62. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:

(a)    Declaring dividends;

(b)    Reading, considering and adopting the balance sheet, the reports of the Directors and Auditors, and other accounts and documents required to be annexed to the balance sheet;

(c)    Appointing Auditors and fixing the remuneration of Auditors or determining the manner in which such remuneration is to be fixed; and

(d)    Fixing the remuneration of the Directors proposed to be paid under Article 89.

Routine Business.

PROCEEDINGS AT GENERAL MEETINGS

63. No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein provided, the quorum at any General Meeting shall be at least one Member present in person or by proxy or by attorney or, in the case of a corporation, by a representative and entitled to vote thereat, in each case representing in aggregate not less than a majority of the total voting rights of all Members having the right to vote at the General Meeting. For the purpose of this Article, “Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member

Quorum.

64. Subject to the provisions of the Act, any Member may participate at any General Meeting by video conference, audio visual or by means of a similar communication equipment whereby all persons participating in the meeting are able to see and hear each other in which event such Member shall be deemed to be present at the meeting. A Member participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Minutes of the proceedings at a meeting by video conference, audio visual, or other similar communications equipment signed by the Chairman of the meeting shall be conclusive evidence of such proceedings and of the observance of all necessary formalities. Such a meeting shall be deemed to take place where the largest group of Members present for purposes of the meeting is assembled or, if there is no such group, where the Chairman is present.

Meeting by video conference, audio visual or similar communication means.

65. If within half an hour from the time appointed for the Meeting a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned Meeting a quorum is not present within fifteen minutes from the time appointed for holding the Meeting, the Meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the Members.

Adjournment if quorum not present.

66. A resolution in writing may be passed by the Members in accordance with the provisions of the Act and may consist of several documents in the like form, each signed by one or more of such Members.	Resolution in writing.

67. The Members present shall choose a Director to be Chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the chair, one of their number present, to be Chairman.

Chairman.

68. The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

Adjournment.

69. At any General Meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll has been demanded prior to or as a result of the show of hands by either: (a) the Chairman (being a person entitled to vote thereat); or (b) at least one Member present in person or by proxy or by attorney or, in the case of a corporation, by a representative and entitled to vote thereat, in each case representing in aggregate not less than 10% of the total voting rights of all Members having the right to vote at the General Meeting, provided in each case that no poll shall be demanded in respect of the election of a Chairman or relating to any adjournment of such meeting. A demand for a poll may be withdrawn.

Method of voting.

70. If a poll has been duly demanded (and the demand be not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman may direct and the result of such poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

Taking a poll.

71. If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude. A declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Votes counted in error.

72. In the case of equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

Chairman’s casting vote.

73. A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the Meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.

Time for taking a poll.

74. The demand for a poll shall not prevent the continuance of a Meeting for the transaction of any business, other than the question on which the poll has been demanded.	Continuance of business after demand for a poll.

VOTES OF MEMBERS

75. Subject to the Act, these Articles and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued on a show of hands every Member who is present in person or by proxy or attorney or in the case of a corporation by a representative shall have one vote (provided that in the case of a Member who is represented by two proxies, only one of the two proxies as determined by that Member or, failing such determination, by the Chairman of the meeting (or by a person authorised by him) in his sole discretion shall be entitled to vote on a show of hands) and on a poll every such Member shall have one vote for every share of which he is the holder.

Voting rights of Members.

76. Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

Voting rights of joint holders.

77. A Member of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorders may vote whether on a show of hands or on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty eight hours before the time appointed for holding the Meeting.

Voting rights of Members of unsound mind.

78. Subject to the provisions of the Act and these Articles, every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.

Right to vote.

79. No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the Meeting whose decision shall be final and conclusive.

Objections

80. On a poll, votes may be given either personally or by proxy or by attorney or in the case of a corporation, by its representative, and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Votes on a poll.

81. An instrument appointing a proxy shall be in writing and:-

(a)    in the case of an individual shall be signed by the appointor or by his attorney; and

(b)    in the case of a corporation shall be either under the common seal or signed by its attorney or by an officer on behalf of the corporation.

Appointment of proxies.

The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.

82. A proxy need not be a Member of the Company.	Proxy need not be a Member.

83. An instrument appointing a proxy or the power of attorney or other authority, if any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting not less than forty-eight hours before the time appointed for the holding of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine.

Deposit of proxies.

84. An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept and shall be deemed to include the right to demand or join in demanding a poll:-

Form of proxies

SUNEDISON SEMICONDUCTOR LIMITED

“I/We,

of

a Member/Members of the above named Company

hereby appoint

of

or whom failing

of

to vote for me/us and on my/our behalf

at the (Annual, Extraordinary or Adjourned,

as the case may be) General Meeting of

the Company to be held on the      day

of              and at every adjournment

thereof.

Dated this      day of          20    .”

An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates and need not be witnessed.

85. A vote given in accordance with the terms of an instrument of proxy (which for the purposes of these Articles shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.

Intervening death or insanity of principal not to revoke proxy.

86. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member of the Company.

Corporations acting by representatives.

DIRECTORS

87. Subject to the other provisions of Section 145 of the Act, the Company shall have at least one Director being a natural person of full age and capacity who is ordinarily resident in Singapore and unless otherwise determined by a General Meeting, there shall be no maximum number of Directors holding office at any time.

Number of Directors.

88. A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings. Where the Company only has one member, the sole Member may also be the sole Director of the Company provided that the requirements in Article 87 are complied with.

Qualification

89. Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.

Remuneration of Directors.

90. The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.

Travelling expenses.

91. Any Director who holds any executive office or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may, subject to Section 169 of the Act, be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine. The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event, such determination shall be without prejudice to any claim for damages for breach of any contract or service between him and the Company.

Extra Remuneration.

92. Other than the office of Auditor (or Secretary in the case of the Company having only one Director), a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. Subject to the Act, no

Power of Directors to hold office of profit and to contract with Company.

Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.

93. (a) The Company renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity related to (i) the designs, materials, processes, products, and procedures related to the generation, storage, transmission, distribution, control or monitoring of electrical power and electrical energy obtained from photovoltaic conversion of solar radiation and other renewable energy sources such as wind, moving water (including rain, tides and waves), organic plant and waste material (eligible biomass), and the earth’s heat (geothermal); (ii) the growth and processing of silicon crystals and single or multi-crystalline ingots for use as a substrate for solar cell production; (iii) the processing and manufacture of solar wafers used in the photovoltaic industry; (iv) the design, processing and manufacture of solar cells; (v) and the design, processing and manufacture of modules, trackers, inverters and any and all balance of system hardware and software used in photovoltaic systems that may from time to time be presented to SunEdison, Inc. or any of its officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Company and its subsidiaries) and that may be a business opportunity for SunEdison, Inc., even if the opportunity is one that the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so.

(b) No such person will be liable to the Company for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to the Company unless, in the case of any such person who is a Director or officer of the Company, any such business opportunity is expressly offered to such Director or officer solely in his or her capacity as a Director or officer of the Company. Neither SunEdison, Inc. nor any of its representatives has any duty to refrain from engaging directly or indirectly in business activities or lines of business other than the growth, processing and manufacture of semiconductor crystals for use as a substrate for semiconductor wafer production, the processing and manufacture of semiconductor wafers for the semiconductor industry, and similar uses solely with the semiconductor industry.

Corporate Opportunity.

94. Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in transactions or proposed transactions with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure, a Director shall be entitled to vote in respect of any transaction or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.

Directors to observe Section 156 of the Act.

95. (a) A Director may be or become a director of or hold any office or place of profit (other than as Auditor or Secretary in the case of the Company having only one Director) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company.

Holding of office in other companies.

(b) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

Directors may exercise voting power conferred by Company’s shares in another company.

MANAGING DIRECTORS

96. The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.

Appointment of Managing Directors.

97. A Managing Director shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Managing Director.

Resignation and removal of Managing Director.

98. Subject to Section 169 of the Act, the remuneration of a Managing Director shall from time to time be fixed by the Directors and may subject to these Articles be by way of salary or commission or participation in profits or by any or all of these modes.

Remuneration of Managing Director.

99. The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke withdraw alter or vary all or any of such powers.

Powers of Managing Director.

VACATION OF OFFICE OF DIRECTOR

100. The office of a Director shall be vacated in any one of the following events, namely:-

(a)    if he becomes prohibited from being a Director by reason of any order made under the Act;

(b)    if he ceases to be a Director by virtue of any of the provisions of the Act or these Articles;

(c)    subject to Section 145 of the Act, if he resigns by writing under his hand left at the Office;

(d)    if he has a receiving order made against him or suspends payments or compounds with his creditors generally;

(e)    if he is found lunatic or becomes of unsound mind; or

(f)     if he be absent from meetings of the Directors for a continuous period of six months without leave from the Directors and the Directors resolve that his office be vacated.

Vacation of office of Director.

APPOINTMENT AND REMOVAL OF DIRECTORS

101. (a) The Company may by Ordinary Resolution remove any Director before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between the Company and such Director.

Removal of Directors and Appointment in place of Director removed.

(b) The Company may by Ordinary Resolution appoint another person in place of a Director removed from office under the immediately preceding Article.

102. Subject to the Act, any Director shall retire at the next annual general meeting of the Company and shall then be eligible for re-election at that meeting.	Retiring of Directors

103. The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.

Directors’ power to fill casual vacancies and to appoint additional Director.

ALTERNATE DIRECTOR

104. (a) Any Director may at any time by writing under his hand and deposited at the Office or by telefax, telex, cable or electronic mail sent to the Secretary appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment. Any appointment or removal by telefax, telex, cable or electronic mail shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.

Appointment of Alternate Directors.

(b) A Director or any other person may act as an Alternate Director to represent more than one Director and such Alternate Director shall be entitled at Directors’ meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director.

(c) The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

(d) An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointment as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Article 107.

(e) An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under these Articles but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote Provided that he shall not constitute a quorum under Article 104 if he is the only person present at the meeting notwithstanding that he may be an Alternate to more than one Director.

(f) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

(g) An Alternate Director shall not be required to hold any share qualification.

PROCEEDINGS OF DIRECTORS

105. (a) The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. Subject to the provisions of these Articles questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

Meetings of Directors.

(b) Any Director or his Alternate may participate at a meeting of the Directors by telephone conference, video conference, audio visual or by means of a similar communication equipment whereby all persons participating in the meeting are able to hear each other in which event such Director or his Alternate shall be deemed to be present at the meeting. A Director or his Alternate participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Such a meeting shall be deemed to take place where the largest group of Directors present for purposes of the meeting is assembled or, if there is no such group, where the Chairman is present. Minutes of the proceedings at a meeting by telephone conference, video conference, audio visual, or other similar communications equipment signed by the Chairman of the meeting shall be conclusive evidence of such proceedings and of the observance of all necessary formalities.

Participation in a Meeting by conference telephone.

106. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. At least fourteen days notice in writing (exclusive of the day on which the notice is served or is deemed to be served) of every meeting of the Directors shall be given to every Director. Every such notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be transacted Provided that any Director may waive the requirement for notice or accept shorter notice of any meeting of the Directors.

Convening meetings of Directors.

107. Except where the Company only has one Director, the quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two Provided that where no quorum is present at any duly convened meeting, the meeting shall be adjourned seven days thereafter at the same time and place and such Directors as are present at such meeting shall be the quorum. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors. In the case where the Company has only one director, Article 114 shall apply.

Quorum

108. The continuing Directors may act notwithstanding any vacancies in their body but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Members, or if the Company only has a sole Member, then that sole Member, may summon a General Meeting for the purpose of appointing one or more Directors.

Proceedings in case of vacancies.

109. The Directors present shall choose one of their numbers to be Chairman at such meeting, and, if desired, a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman will perform the duties of the Chairman during the Chairman’s absence for any reason. The Chairman and in his absence the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

Chairman

110. A resolution in writing signed by the majority of Directors being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors Provided that, where a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his Alternate Director may sign. The expressions “in writing” and “signed” include approval by any such Director by telefax, telex, cable, telegram, wireless or facsimile transmission or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

Resolutions in writing.

111. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

Power to appoint committees.

112. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

Proceedings at committee meetings.

113. All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

Validity of acts of Directors in spite of some formal defect.

114. Notwithstanding anything in these Articles, where the Company only has a sole Director, all acts required to be done or business required to be transacted by a meeting of Directors or of a committee of Directors may be done or undertaken by the sole Director and a declaration made by the sole Director, and recorded and signed by the sole Director, shall be evidence that the same has been done or undertaken.

Declaration by a sole Director.

GENERAL POWERS OF THE DIRECTORS

115. (a) The business of the Company shall be managed by or under the direction of the Directors. The Directors may exercise all the powers of the Company except any powers that this Act or the Memorandum of Association and Articles of the Company require the Company to exercise in General Meeting, and subject also to any regulations from time to time made by the Company in General Meeting provided that no regulations so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. In particular and without prejudice to the generality of the foregoing the Directors may at their discretion exercise every borrowing power vested in the Company by the Memorandum of Association or permitted by law together with collateral power of hypothecating the assets of the Company including any uncalled or called but unpaid capital; provided that the Directors shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Company in General Meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

(b) The Directors may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Directors may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Directors (other than their powers to make calls and forfeit shares), with power to sub-delegate, and may authorize the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

General powers of Directors to manage Company’s business.

116. The Directors may from time to time by power of attorney appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.

Power to appoint attorneys.

117. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

Signatures of cheques and bills.

BORROWING POWERS

118. Subject to the Act and the provisions of these Articles, the Directors may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit.

Directors’ borrowing powers.

SECRETARY

119. The Secretary or Secretaries shall and a Deputy or Assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof.

Secretary.

120. Where the Company has only one Director, such Director may not hold the office of the Secretary.	Sole Director not to act as Secretary.

121. (a) Where the Company appoints and maintains a resident representative ordinarily resident in Singapore in accordance with the Act, the resident representative shall comply with the provisions of the Act.

(b) The Company shall provide the resident representative with such documents and information as the resident representative may require in order to be able to comply with the provisions of the Act. The resident representative shall be entitled to have notice of, attend, and be heard at all meetings of the Directors or of any committee appointed by the Directors or general meetings of the Company.

Appointment of resident representative.

SEAL

122. (a) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors in place of the Secretary for the purpose.

Seal.

(b) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.	Official Seal.

(c) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seal with the addition on its face of the words “Share Seal”.	Share Seal.

AUTHENTICATION OF DOCUMENTS

123. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company, including a resolution passed by written means, or resolutions passed by the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

Power to authenticate documents.

124. A document purporting to be a copy of a resolution of the Directors, an extract from the minutes of a meeting of Directors or a declaration signed by a sole Director in accordance with Article 114 hereof, which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted or deemed meeting of the Directors. Any authentication or certification made pursuant to this Article may be made by any electronic means approved by the Directors from time to time for such purpose incorporating, if the Directors deem necessary, the use of security procedures or devices approved by the Directors.

Certified copies of the resolution of the Directors.

DIVIDENDS AND RESERVES

125. (a) The Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.

(b) The Directors may resolve that no dividends shall payable to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of special formalities, this would or might, in the opinion of the Directors, be unlawful or impractical. Members affected as a result of the foregoing sentence shall not be, or deemed to be, a separate class of members for any purpose whatsoever.

Payment of dividends.

126. Subject to the rights of holders of shares with special rights as to dividend (if any), and the Act, all dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividend is paid, but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid pro rata according to the amount paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

Apportionment of dividends.

127. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.

Payment of preference and interim dividends.

128. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest.

129. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.

Deduction of debts due to Company.

130. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Retention of dividends on shares subject to lien.

131. The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.

Retention of dividends on shares pending transmission.

132. The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.

Unclaimed Dividends.

133. The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such Resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

Payment of dividend in specie.

134. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

Dividends payable by cheque.

135. A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer.

RESERVES

136. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

Power to carry profit to reserve.

CAPITALISATION OF PROFITS AND RESERVES

137. The Company may, upon the recommendation of the Directors, by Ordinary Resolution resolve that it is desirable to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other.

Power to capitalise profits.

138. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the sum resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Members.

Implementation of resolution to capitalize profits.

MINUTES AND BOOKS

139. The Directors shall cause minutes to be made in books to be provided for the purpose:-	Minutes.

(a)    of all appointments of officers made by the Directors;

(b)    of the names of the Directors present at each meeting of Directors and of any committee of Directors; and

(c)    of all Resolutions and proceedings at all Meetings of the Company and of any class of Members, of the Directors and of committees of Directors.

(d)    Of all declarations made by a sole Director which is recorded and signed by the sole Director; and

(e)    Of all resolutions passed by written means with the indication of each Member’s agreement (or agreement on his behalf) to the resolutions.

140. The Directors shall duly comply with the provisions of the Act and in particular the provisions in regard to registration of charges created by or affecting property of the Company, in regard to keeping a Register of Directors, Managers, Secretaries and Auditors, the Register, a Register of Mortgages and Charges and a Register of Directors’ Share and Debenture Holdings and in regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company. The Company may maintain branch registers of members in accordance with Section 196 of the Act, which shall be kept at such place or places as the Directors think fit outside of Singapore.

Keeping of Registers, etc.

141. Any register, index, minute book, book of accounts or other book required by these Articles or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.

Form of registers, etc.

ACCOUNTS

142. The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.

Directors to keep proper accounts.

143. Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company.

Location and Inspection.

144. The Directors shall, in accordance with the provisions of the Act, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary (unless such meeting has been dispensed with in accordance with the provisions of the Act).

Presentation of accounts.

145. A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the Auditors relating thereto shall not less than fourteen days (or, where such meeting has been dispensed with in accordance with the provisions of the Act, twenty-eight days before the date such meeting was to be held) before the date of the Meeting be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of these Articles Provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

Copies of accounts.

AUDITORS

146. Subject to the provisions of the Act, Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.

Appointment of Auditors.

147. Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

Validity of acts of Auditors in spite of some formal defect.

148. The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.

Auditors’ right to receive notices of and attend at General Meetings.

NOTICES

149. (a) Any notice may be given by the Company to any Member in any of the following ways:-	Service of notice.

(i)     by delivering the notice personally to him; or

(ii)    by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail; or

(iii)  by sending a cable or telex, or telefax containing the text of the notice to him at his registered address in Singapore or where such address is outside Singapore to such address or to any other address as might have been previously notified by the Member concerned to the Company;

(iv)   by such other manner as may be prescribed by the Act, including by electronic communication containing the text of the notice to him at an electronic mailing address as previously notified by the Member concerned to the Company for the purpose of receiving electronic communication; or

(v)    otherwise as may be permitted or required by the laws applicable to, or the regulations, guidelines or other requirements of, the Designated Stock Exchange.

(b) Any notice or other communication served under any of the provisions of these Articles on or by the Company or any officer of the Company may be tested or verified by telex or telefax or telephone or electronic means or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication.

150. All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.

Service of notices in respect of joint holders.

151. Any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under these Articles, except where the Member has an electronic mailing address notified to the Company for the purpose of receiving electronic communication whereupon any notice may be served by the Company to the Member concerned by electronic communication at the said electronic mailing address.

Members shall be served at registered address.

152. A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company shall have notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder.

Service of notices after death etc. of a Member.

153. (a) Any notice given in conformity with Article 149 shall be deemed to have been given at any of the following times as may be appropriate:-	When service effected.

(i)     when it is delivered personally to the Member, at the time when it is so delivered;

(ii)    when it is sent by prepaid mail to an address in Singapore or by prepaid airmail to an address outside Singapore, on the following day following that on which the notice was put into the post;

(iii)  when the notice is sent by cable or telex, or telefax, or electronic communication, on the day it is so sent.

(iv)   In the case of any notice given in any other manner, at such times as may be prescribed by the Act.

(b) In proving such service or sending, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or airmail letter as the case may be or that a telex or telefax or electronic communication was properly addressed and transmitted or that a cable was properly addressed and handed to the relevant authority for despatch.

154. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.

Signature on notice.

155. When a given number of days’ notice or notice extending over any other period is required to be given the day of service shall not, unless it is otherwise provided or required by these Articles or by the Act, be counted in such number of days or period.

Day of service not counted.

156. (a) Notice of every General Meeting shall be given in the manner hereinbefore authorised to:-

(i)     every Member;

(ii)    every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and

(iii)  the Auditor for the time being of the Company.

Notice of General Meeting.

(b) No other person shall be entitled to receive notices of General Meetings.

157. The provisions of Articles 149, 153, 154 and 155 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.	Notice of meetings of Directors or any committee of Directors.

SIGNATURES

158. For the purposes of these Articles, a cable or telex or telefax or electronic communication purporting to come from a holder of shares or, as the case may be, a Director or Alternate Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof of a duly appointed attorney or duly authorized representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or Alternate Director in the terms in which it is received.

WINDING UP

159. If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

Distribution of assets in specie.

AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION OR NAME OF COMPANY

160. No Article shall be rescinded, altered or amended and no new Article shall be made except as permitted pursuant to the rules and regulations of the Designated Stock Exchange (or pursuant to any written approval required thereunder), which shall be approved by the Directors and confirmed by a Special Resolution of the Members. A Special Resolution shall be required to alter the provisions of the Memorandum of Association or to change the name of the Company.

Amendments to Memorandum and Articles of Association or name of Company.

INFORMATION

161. No Member shall be entitled to require discovery of or any information in respect of any detail of the Company’s trading or operations or any matter which is or may be in the nature of a trade secret, proprietary information or secret process in respect of or relating to the conduct of the business of the Company and which in the opinion of the Directors would be inexpedient in the interests of the Members of the Company to communicate to the public except as required by law or applicable rules or regulations of the Designated Stock Exchange.

Information

UNTRACEABLE MEMBERS

162. (a) Without prejudice to the rights of the Company under paragraph (b) of this Article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. The Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

(b) The Company may transfer shares held by a Member who is untraceable in accordance with Section 390 of the Act, as amended from time to time, subject to and in accordance with the requirements thereof.

Untraceable Members

INDEMNITY

163. (a) Subject to the Act and every other Act for the time being in force concerning companies and affecting the Company, each of our Directors and officers and those of our subsidiaries and affiliates shall be entitled to be indemnified by the Company or such subsidiary against any liability incurred by him or her arising out of or in connection with any acts, omissions or conduct, actual or alleged, by such individual acting in his or her capacity as either Director, officer, Secretary or employee of the Company or the relevant subsidiary, except to such extent as would not be permitted under applicable Singapore laws or which would otherwise result in such indemnity being void in accordance with the provisions of the Act.

(b) Subject to the Act and every other Act for the time being in force concerning companies and affecting the Company, the Directors and officers are indemnified against costs, charges, fees and other expenses that may be incurred by any of them in defending any proceedings (whether civil or criminal) relating to anything done or omitted or alleged to be done or omitted by such person acting in his or her capacity as a Director, officer or employee of the Company, in which judgment is given in his or her favor, or in which he or she is acquitted or in which the courts have granted relief pursuant to the provisions of the Act or other applicable statutes, provided that such indemnity shall not extend to any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust in relation to the Company, or which would otherwise result in such indemnity being voided under applicable Singapore laws. No Director or officer of the Company shall be liable for any acts, omissions, neglects, defaults or other conduct of any other Director or officer, and to the extent permitted by Singapore law, the Company shall contribute to the amount paid or payable by a Director or officer in such proportion as is appropriate to reflect the relative fault of such Director or officer, taking into consideration any other relevant equitable considerations, including acts of other Directors or officers and the Company, and the relative fault of such parties in respect thereof.

(c) Subject to the Act and every other Act for the time being in force concerning companies and affecting the Company, no Director, Managing Director or other officer shall be liable for the acts, receipts, neglects or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by the Company, through the insufficiency or deficiency of title to any property acquired by order of the Directors for the Company or for the insufficiency or deficiency of any security upon which any of the Company’s moneys are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, default, breach of duty or breach of trust.

Indemnity of Directors and officers.

REGISTRATION NO. 201334164H

THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

SUNEDISION SEMICONDUCTOR LIMITED